Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certification is being furnished solely to accompany the Quarterly Report of Puma Biotechnology, Inc. for the quarter ended June 30, 2013 pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing of Puma Biotechnology, Inc. under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification of Principal Financial Officer

I, Charles R. Eyler, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Puma Biotechnology, Inc. for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Puma Biotechnology, Inc.

Date: August 6, 2013	/s/ Charles R. Eyler
Charles R. Eyler
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Puma Biotechnology, Inc. and will be retained by Puma Biotechnology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.